Exhibit 99

FOR RELEASE – JANUARY 29, 2020

Corning Reports Fourth-Quarter and Full-Year 2019 Financial Results and

Affirms Outlook for Long-Term Growth

CORNING, N.Y. – Corning Incorporated (NYSE: GLW) today announced results for fourth-quarter and full-year 2019.

“In 2019, we grew sales 2% driven by strong performance in three businesses. We advanced key growth initiatives and took actions to address the material impact of changing market and customer dynamics in Display Technologies and Optical Communications,” said Wendell P. Weeks, chairman, chief executive officer, and president. “While our 2019 growth did not meet long-term targets, we once again outperformed our underlying markets and expect to build momentum throughout 2020 that will keep us on track to achieve the goals set forth in our four-year Strategy & Growth Framework.”

2019 Highlights

•

Corning successfully delivered on its 2016-2019 Strategy and Capital Allocation Framework goals, returning more than $12.5 billion to shareholders over four years, including a 67% increase in dividends per share, while investing to advance longer-term growth initiatives

•	All businesses outperformed their underlying markets, with significant growth in three segments
o	Environmental Technologies grew sales 16% in an auto market that was down mid-single digits, driven by the adoption of Corning’s proprietary gasoline particulate filter (GPF) innovation
o	Specialty Materials grew sales 8% with adoption of industry-leading cover glass innovations despite smartphone unit sales being down 3%
o	Life Sciences reached a $1 billion sales milestone, growing at nearly twice the rate of a strengthening market
•	Corning’s display glass pricing reached low-single digit percentage declines for the year
•

The company significantly advanced product commercialization of Corning Valor® Glass, with FDA approval and commercial agreements, and in Automotive Glass Solutions, with the opening of a dedicated factory to support growing demand from industry leaders

Financial Performance

•	Fourth-quarter GAAP sales of $2.82 billion and core sales of $2.85 billion; full-year GAAP sales of $11.5 billion and core sales of $11.7 billion
•

Fourth-quarter GAAP EPS of $0.01 and core EPS of $0.46; full-year GAAP EPS of $1.07 and core EPS of $1.76. The primary difference between GAAP and core results were charges associated with capacity realignment

•	Growth in three businesses within Corning’s focused and cohesive portfolio mitigated the impact of headwinds in other markets, enabling 2% overall sales growth for the year

“In the fourth quarter, Corning delivered on sales and EPS expectations, and generated over $1 billion in adjusted operating cash flow,” said Tony Tripeny, executive vice president and chief financial officer. “We accelerated actions in Optical Communications to align production output and working capital to current customer demand. This impacted gross margin, which was below our guidance for the fourth quarter.”

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2019 Financial Results

2019 Market-Access Platforms Progress Highlights

•

Automotive: Accelerated GPF adoption, driving more than $250 million in 2019 sales; advanced commercialization of AutoGrade™ Glass Solutions with industry leaders across the auto ecosystem, including GAC, Visteon Corporation, LG Electronics, BOE, and VIA Optronics; ramped manufacturing in Hefei facilities

•

Optical Communications: Continued to co-innovate with industry leaders to advance 5G and hyperscale data center solutions that increase network efficiency – exemplified by new collaborations with Intel, Verizon, CenturyLink, and Altice Portugal; earned global recognition for products including RocketRibbon™ extreme-density cable for hyperscale data centers

•

Mobile Consumer Electronics: Extended industry leadership with next-generation cover glass solutions and deepened customer commitments, including an additional $250 million investment from Apple, setting the stage for strong adoption of continued innovations

•

Life Sciences Vessels: Signed commercial agreements with three leading pharmaceutical companies, building on the announcement that a leading pharmaceutical manufacturer received FDA approval of Corning Valor Glass for use as a primary package for a marketed drug product; advanced leadership in key growth categories – cell culture and gene therapy – by innovating and increasing capacity for market-leading solutions

•

Display: Continued progress toward stable returns; created richer entertainment experiences through display glass innovation; advanced leadership in Gen 10.5 glass, supporting the growth of large-size TVs; Corning display glass pricing remained moderate

2020-2023 Strategy & Growth Framework outlook

Corning remains confident in its Strategy & Growth Framework goals. Under the Framework, the company will continue to focus its portfolio and utilize its financial strength to capture significant organic growth and create additional value for shareholders over the next four years. Through 2023, Corning expects to deliver 6% to 8% compound annual sales growth and 12% to 15% compound annual earnings per share growth while investing $10 billion to $12 billion in RD&E, capital and mergers, and acquisitions. The company also plans to expand operating margin and ROIC, and deliver $8 billion to $10 billion to shareholders, including annual dividend per share increases of at least 10%.

“To deliver our Strategy & Growth Framework goals, we expect to add an incremental $3 billion to $4 billion in annual sales and improve profitability by the end of 2023. We are confident in our ability to achieve these goals because we are closely aligned with major growth drivers in each of our Market-Access Platforms, positioning us to create and sell into new product categories. In short, we plan to drive more Corning technologies into the products consumers already buy,” Weeks said. “This provides a mechanism for us to grow – even in challenging environments.”

“We believe the benefits of this approach are already manifesting themselves. In Automotive we grew Environmental sales 16% while car sales were down. In Mobile Consumer Electronics, we grew Specialty Materials sales 8% while smartphone units were down. In Life Sciences, we exceeded industry growth on the strength of new products for cell culture and gene therapy,” Weeks continued.

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2019 Financial Results

Fourth-Quarter and Full-Year 2019 Results and Comparisons
(In millions, except per-share amounts)

	Q4 2019	Q3 2019	% change	Q4 2018	% change	Full-year 2019	Full-year 2018	% change
GAAP Net Sales	$2,817	$2,934	(4%)	$3,035	(7%)	$11,503	$11,290	2%
GAAP Net Income	$32	$337	(91%)	$292	(89%)	$960	$1,066	(10%)
GAAP Diluted EPS	$0.01	$0.38	(97%)	$0.32	(97%)	$1.07	$1.13	(5%)
Core Sales*	$2,851	$2,969	(4%)	$3,081	(7%)	$11,656	$11,398	2%
Core Net Income*	$406	$397	2%	$539	(25%)	$1,578	$1,673	(6%)
Core EPS*	$0.46	$0.44	5%	$0.59	(22%)	$1.76	$1.78	(1%)

*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website.

**Effective July 1, 2019, we have replaced the term “Core Earnings” with “Core Net Income.” The terms are interchangeable, and the underlying calculations remain the same.

Segment Results and Outlook

“We are confident in our long-term outlook and remain focused on key operational priorities that will help accelerate growth and position us to achieve the goals of our Strategy & Growth Framework. We’re successfully ramping our next Gen 10.5 plants, aligning costs and capacity to current demand, and commercializing innovations to support our customers,” Tripeny said.

“In 2020, we expect continued growth in Specialty Materials, Environmental Technologies, and Life Sciences. We also expect to return to sales and profit growth and expand margins as a company in the second half as volume in Display Technologies and Optical Communications improves,” added Tripeny.

Display Technologies:

	Q4 2019	Q3 2019	% change	Q4 2018	% change	Full-year 2019	Full-year 2018	% change
Segment Net Sales	$795	$793	—	$899	(12%)	$3,254	$3,276	(1%)
Segment Net Income Before Tax	$227	$234	(3%)	$304	(25%)	$993	$1,056	(6%)
Segment Net Income	$180	$185	(3%)	$240	(25%)	$786	$835	(6%)

Full-year sales in Display Technologies were $3.3 billion, and net income was $786 million. Corning’s glass volume was up mid-single digits, higher than the overall market, driven by increased Gen 10.5 output during the year. The company’s display glass pricing improved to low-single digit percentage declines for the year.

Fourth-quarter sales were $795 million, and net income was $180 million. In the fourth-quarter Corning’s display glass volume grew low-single digits sequentially.

For full-year 2020, Corning expects its display glass volume to grow by a mid-single digit percentage, similar to the mid-single digit growth expected in the display glass market. The company expects glass price declines to remain moderate, down mid-single digits for the full year.

In the first quarter, Corning’s display glass volume is expected to be down low-single digits sequentially.

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2019 Financial Results

Optical Communications:

	Q4 2019	Q3 2019	% change	Q4 2018	% change	Full-year 2019	Full-year 2018	% change
Segment Net Sales	$903	$1,007	(10%)	$1,166	(23%)	$4,064	$4,192	(3%)
Segment Net Income Before Tax	$81	$162	(50%)	$217	(63%)	$639	$777	(18%)
Segment Net Income	$62	$127	(51%)	$165	(62%)	$489	$592	(17%)

Optical Communications full-year 2019 sales were $4.1 billion, down 3% in a market that declined by a high-single digit percentage. Net income was down 17% year over year. Fourth-quarter sales were $903 million and net income was $62 million. Profitability was impacted by lower volume and reduced production to decrease inventory.

The company expects Optical Communications full-year sales to decline by 5% to 10% as the lower level of sales experienced in the second half of 2019 continues throughout the first half of 2020. Corning expects year-over-year growth in Optical Communications sales and profit to resume in the back half of 2020, driven by projects for 5G, fiber-to-the home, and hyperscale data center deployments.

The company expects first quarter sales to be down about 25% year over year versus the strong project spending in the first quarter of 2019.

Environmental Technologies:

	Q4 2019	Q3 2019	% change	Q4 2018	% change	Full-year 2019	Full-year 2018	% change
Segment Net Sales	$374	$397	(6%)	$319	17%	$1,499	$1,289	16%
Segment Net Income Before Tax	$81	$100	(19%)	$53	53%	$333	$263	27%
Segment Net Income	$64	$79	(19%)	$42	52%	$263	$208	26%

Environmental Technologies 2019 sales were $1.5 billion, up 16% year over year, driven primarily by continued GPF adoption, and net income was $263 million. Fourth-quarter sales grew 17% year over year to $374 million.

On a year-over-year basis, Environmental Technologies sales are expected to increase by a mid-single digit percentage in both the first-quarter and full-year 2020.

Specialty Materials:

	Q4 2019	Q3 2019	% change	Q4 2018	% change	Full-year 2019	Full-year 2018	% change
Segment Net Sales	$453	$463	(2%)	$399	14%	$1,594	$1,479	8%
Segment Net Income Before Tax	$119	$117	2%	$110	8%	$383	$396	(3%)
Segment Net Income	$94	$92	2%	$87	8%	$302	$313	(4%)

Specialty Materials 2019 sales were in line with expectations. Full-year sales rose 8%, driven by innovations and strong demand for premium glasses. Fourth-quarter sales were $453 million, up 14% versus the fourth quarter of 2018.

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2019 Financial Results

The company expects high-single digit year-over-year sales growth for Specialty Materials in 2020. First-quarter sales are expected to increase by a mid-single digit percentage year over year.

Life Sciences:

	Q4 2019	Q3 2019	% change	Q4 2018	% change	Full-year 2019	Full-year 2018	% change
Segment Net Sales	$256	$256	—	$238	8%	$1,015	$946	7%
Segment Net Income Before Tax	$49	$52	(6%)	$37	32%	$190	$148	28%
Segment Net Income	$38	$41	(7%)	$29	31%	$150	$117	28%

In Life Sciences, full-year 2019 sales were up 7%, with strong fourth-quarter sales, as the business continued to outpace market growth. On a year-over-year basis, Life Sciences sales are expected to increase by a mid-single digit percentage in both the first-quarter and full-year 2020.

Upcoming Investor Events
On Feb. 11, Corning will attend the Goldman Sachs Technology & Internet Conference 2020 in San Francisco. And March 12, Corning will attend the Susquehanna Technology Conference in New York City.

Fourth-Quarter Conference Call Information
The company will host a fourth-quarter conference call on Wednesday, Jan. 29, at 8:30 a.m. ET. To participate, please call toll free (877) 226-8216 or for international access call (409) 207-6983 approximately 10-15 minutes prior to the start of the call. The Access Code is 238-4664 and the host is “ANN NICHOLSON.” To listen to a live audio webcast of the call, go to Corning’s website at http://www.corning.com/investor_relations, click “Events” and follow the instructions.

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, U.S. generally accepted accounting principles (“GAAP”). Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the Company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2019 Financial Results

Caution Concerning Forward-Looking Statements
The statements contained in this release that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target” and similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These estimates are subject to change and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations. Actual results could differ materially from those expected by us, depending on the outcome of various factors. We do not undertake to update forward-looking statements.

Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: the effects of acquisitions, dispositions and other similar transactions, global business, financial, economic and political conditions; tariffs and import duties; currency fluctuations between the U.S. dollar and other currencies, primarily the Japanese yen, euro, Chinese yuan and South Korean won; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; possible disruption in commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, or major health concerns; unanticipated disruption to equipment, facilities, IT systems or operations; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; retention of key personnel; customer ability, most notably in the Display Technologies segment, to maintain profitable operations and obtain financing to fund their ongoing operations and manufacturing expansions and pay their receivables when due; loss of significant customers; changes in tax laws and regulations including the Tax Cuts and Jobs Act of 2017; the impacts of audits by taxing authorities; and the potential impact of legislation, government regulations, and other government action and investigations.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Web Disclosure
In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports Fourth-Quarter and Full-Year 2019 Financial Results

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a more than 165-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries.

Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display technology, automotive, and life sciences vessels. Corning's industry-leading products include damage-resistant cover glass for mobile devices; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for state-of-the-art communications networks; trusted products to accelerate drug discovery and delivery; and clean-air technologies for cars and trucks.

Media Relations Contact:
M. Elizabeth Dann
(607) 974-4989
damme@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

Follow Corning: RSS Feeds | Facebook | Twitter | YouTube

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net sales	$2,817	$3,035	$11,503	$11,290
Cost of sales	1,963	1,833	7,468	6,829

Gross margin	854	1,202	4,035	4,461

Operating expenses:
Selling, general and administrative expenses	401	447	1,585	1,799
Research, development and engineering expenses	278	265	1,031	993
Amortization of purchased intangibles	28	26	113	94

Operating income	147	464	1,306	1,575

Equity in (losses) earnings of affiliated companies	(64)	288	17	390
Interest income	5	9	21	38
Interest expense	(60)	(51)	(221)	(191)
Translated earnings contract gain (loss), net	85	(159)	248	(93)
Other expense, net	(96)	(205)	(155)	(216)

Income before income taxes	17	346	1,216	1,503
Benefit (provision) for income taxes	15	(54)	(256)	(437)

Net income attributable to Corning Incorporated	$32	$292	$960	$1,066

Earnings per common share attributable to Corning Incorporated:
Basic	$0.01	$0.34	$1.11	$1.19
Diluted	$0.01	$0.32	$1.07	$1.13

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	December 31,
	2019	2018

Assets

Current assets:
Cash and cash equivalents	$2,434	$2,355
Trade accounts receivable, net of doubtful accounts and allowances	1,836	1,940
Inventories, net of inventory reserves	2,320	2,037
Other current assets	873	702
Total current assets	7,463	7,034

Investments	334	376
Property, plant and equipment, net of accumulated depreciation	15,337	14,895
Goodwill, net	1,935	1,936
Other intangible assets, net	1,185	1,292
Deferred income taxes	1,157	951
Other assets	1,487	1,021

Total Assets	$28,898	$27,505

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$11	$4
Accounts payable	1,587	1,456
Other accrued liabilities	1,923	1,851
Total current liabilities	3,521	3,311

Long-term debt	7,729	5,994
Postretirement benefits other than pensions	671	662
Other liabilities	3,980	3,652
Total liabilities	15,901	13,619

Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized: 3.8 billion; Shares issued: 1,718 million and 1,713 million	859	857
Additional paid-in capital – common stock	14,323	14,212
Retained earnings	16,408	16,303
Treasury stock, at cost; shares held: 956 million and 925 million	(19,812)	(18,870)
Accumulated other comprehensive loss	(1,171)	(1,010)
Total Corning Incorporated shareholders’ equity	12,907	13,792
Noncontrolling interests	90	94
Total equity	12,997	13,886

Total Liabilities and Equity	$28,898	$27,505

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Cash Flows from Operating Activities:
Net income	$32	$292	$960	$1,066
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	364	304	1,390	1,199
Amortization of purchased intangibles	28	26	113	94
Loss on retirement of assets	46	14	137	35
Stock compensation charges	13	12	56	51
Equity in losses (earnings) of affiliated companies	64	(288)	(17)	(390)
Dividends received from affiliated companies	106	135	106	241
Deferred tax benefit	(106)	(91)	(191)	(38)
Customer incentives and deposits, net	140	9	142	700
Employee benefit payments less than (in excess of) expense	36	(104)	78	(88)
Translated earnings contract (gain) loss, net	(85)	159	(248)	93
Unrealized translation (gains) losses on transactions	(53)	3	33	55
Changes in certain working capital items:
Trade accounts receivable	217	43	48	(154)
Inventories	40	(111)	(298)	(346)
Other current assets	(80)	16	(300)	(20)
Accounts payable and other current liabilities	106	264	36	358
Other, net	150	256	(14)	63
Net cash provided by operating activities	1,018	939	2,031	2,919
Cash Flows from Investing Activities:
Capital expenditures	(376)	(613)	(1,978)	(2,242)
Acquisition of business, net of cash received		(38)		(842)
Proceeds from settlement of initial contingent consideration asset				196
Purchase of equipment from related party		(5)	(9)	(68)
Sale of equipment to related party	16	19	78	19
Realized gains on translated earnings contracts	16	46	66	108
Other, net	(13)	(30)	(48)	(58)
Net cash used in investing activities	(357)	(621)	(1,891)	(2,887)
Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt	(300)	(254)	(300)	(629)
Proceeds from issuance of long-term debt, net	1,482	889	1,831	1,485
Proceeds from exercise of stock options	15	7	58	81
Repurchases of common stock for treasury	(232)	(347)	(940)	(2,227)
Dividends paid	(188)	(168)	(742)	(685)
Other, net	9	(6)	46	(20)
Net cash provided by (used in) financing activities	786	121	(47)	(1,995)
Effect of exchange rates on cash	16	11	(14)	1
Net increase (decrease) in cash and cash equivalents	1,463	450	79	(1,962)
Cash and cash equivalents at beginning of year	971	1,905	2,355	4,317
Cash and cash equivalents at end of year	$2,434	$2,355	$2,434	$2,355

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of basic and diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income attributable to Corning Incorporated	$32	$292	$960	$1,066
Less: Series A convertible preferred stock dividend	24	24	98	98
Net income available to common stockholders – basic	8	268	862	968
Add: Series A convertible preferred stock dividend		24	98	98
Net income available to common stockholders - diluted	$8	$292	$960	$1,066

Weighted-average common shares outstanding - basic	764	795	776	816
Effect of dilutive securities:
Stock options and other dilutive securities	7	9	8	10
Series A convertible preferred stock		115	115	115
Weighted-average common shares outstanding - diluted	771	919	899	941
Basic earnings per common share	$0.01	$0.34	$1.11	$1.19
Diluted earnings per common share	$0.01	$0.32	$1.07	$1.13

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
Core net income attributable to Corning Incorporated	$406	$539	$1,578	$1,673
Less: Series A convertible preferred stock dividend	24	24	98	98
Core net income available to common stockholders - basic	382	515	1,480	1,575
Add: Series A convertible preferred stock dividend	24	24	98	98
Core net income available to common stockholders - diluted	$406	$539	$1,578	$1,673

Weighted-average common shares outstanding - basic	764	795	776	816
Effect of dilutive securities:
Stock options and other dilutive securities	7	9	8	10
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	886	919	899	941
Core basic earnings per common share	$0.50	$0.65	$1.91	$1.93
Core diluted earnings per common share	$0.46	$0.59	$1.76	$1.78

© 2020 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures provided by our consolidated financial statements to exclude specific items to report core performance measures.  These items include gains and losses on our translated earnings contracts, acquisition-related costs, certain discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Corning utilizes constant-currency reporting for our Display Technologies and Specialty Materials segments for the Japanese yen, South Korean won, Chinese yuan and new Taiwan dollar currencies.  Effective January 1, 2019, Corning also began using constant-currency reporting for our Environmental Technologies and Life Sciences segments for the euro, Japanese yen and Chinese yuan.  The Company believes that the use of constant-currency reporting allows investors to understand our results without the volatility of currency fluctuations and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on our earnings and cash flows.  Corning also believes that reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.

Core performance measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for, GAAP reporting measures.  With respect to the Company’s outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control.  As a result, the Company is unable to provide outlook information on a GAAP basis.

Effective July 1, 2019, we have replaced the term “Core Earnings” with “Core Net Income”.  The terms are interchangeable and the underlying calculations remain the same.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures”.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended December 31, 2019

(Unaudited; amounts in millions, except per share amounts)

	Three months ended December 31, 2019
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share

As reported	$2,817	$(64)	$17	$32	(88.2%)	$0.01
Constant-currency adjustment (1)	34		22	(22)		(0.03)
Translation gain on Japanese yen-denominated debt (2)			(7)	(7)		(0.01)
Translated earnings contract gain, net (3)			(84)	(65)		(0.08)
Acquisition-related costs (4)			28	23		0.03
Discrete tax items and other tax-related adjustments (5)				57		0.07
Litigation, regulatory and other legal matters (6)			7	6		0.01
Restructuring, impairment and other charges (7)			217	158		0.20
Equity in losses of affiliated companies (8)		224	224	174		0.23
Pension mark-to-market adjustment (9)			71	50		0.06
Core performance measures	$2,851	$160	$495	$406	18.0%	$0.46

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2019

(Unaudited; amounts in millions, except per share amounts)

	Year ended December 31, 2019
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share

As reported	$11,503	$17	$1,216	$960	21.1%	$1.07
Constant-currency adjustment (1)	153	1	115	115		0.13
Translation loss on Japanese yen-denominated debt (2)			3	2		0.00
Translated earnings contract gain, net (3)			(245)	(190)		(0.21)
Acquisition-related costs (4)			130	99		0.11
Discrete tax items and other tax-related adjustments (5)				37		0.04
Litigation, regulatory and other legal matters (6)			(17)	(13)		(0.01)
Restructuring, impairment and other charges (7)		6	439	334		0.37
Equity in losses of affiliated companies (8)		213	213	165		0.18
Pension mark-to-market adjustment (9)			95	69		0.08
Core performance measures	$11,656	$237	$1,949	$1,578	19.0%	$1.76

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended December 31, 2018

(Unaudited; amounts in millions, except per share amounts)

	Three months ended December 31, 2018
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share

As reported	$3,035	$288	$346	$292	15.6%	$0.32
Constant-currency adjustment (1)	46	1	46	13		0.01
Translation loss on Japanese yen-denominated debt (2)			46	36		0.04
Translated earnings contract loss, net (3)			158	147		0.16
Acquisition-related costs (4)			37	29		0.03
Discrete tax items and other tax-related adjustments (5)				(24)		(0.03)
Litigation, regulatory and other legal matters (6)			(19)	(15)		(0.02)
Restructuring, impairment and other charges (7)			72	56		0.06
Equity in earnings of affiliated company (8)		(137)	(137)	(107)		(0.12)
Pension mark-to-market adjustment (9)			144	112		0.12
Core performance measures	$3,081	$152	$693	$539	22.2%	$0.59

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2018

(Unaudited; amounts in millions, except per share amounts)

	Year ended December 31, 2018
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share

As reported	$11,290	$390	$1,503	$1,066	29.1%	$1.13
Constant-currency adjustment (1)	108	2	156	127		0.13
Translation loss on Japanese yen-denominated debt (2)			18	15		0.02
Translated earnings contract loss, net (3)			73	97		0.10
Acquisition-related costs (4)			132	103		0.11
Discrete tax items and other tax-related adjustments (5)				79		0.08
Litigation, regulatory and other legal matters (6)			124	96		0.10
Restructuring, impairment and other charges (7)			130	96		0.10
Equity in earnings of affiliated company (8)		(151)	(151)	(119)		(0.13)
Pension mark-to-market adjustment (9)			145	113		0.12
Core performance measures	$11,398	$241	$2,130	$1,673	21.5%	$1.78

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months and Year Ended December 31, 2019 and 2018

(Unaudited; amounts in millions)

	Three Months Ended				Three Months Ended
	December 31, 2019				December 31, 2018
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$854	30%	$401	$278	$1,202	40%	$447	$265
Constant-currency adjustment (1)	22		1		45
Translated earnings contract gain, net (3)					(3)
Acquisition-related costs (4)	2			(1)	4		(7)	(1)
Litigation, regulatory and other legal matters (6)			(8)				19
Restructuring, impairment and other charges (7)	176		(11)	(14)	49		(11)	(6)
Pension mark-to-market adjustment (9)			(2)

Core performance measures	$1,054	37%	$381	$263	$1,297	42%	$448	$258

	Year ended				Year ended
	December 31, 2019				December 31, 2018
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$4,035	35%	$1,585	$1,031	$4,461	40%	$1,799	$993
Constant-currency adjustment (1)	116		3		149		(1)
Translated earnings contract gain, net (3)					(6)
Acquisition-related costs (4)	8		(9)	(2)	9		(28)	(3)
Litigation, regulatory and other legal matters (6)			18				(125)
Restructuring, impairment and other charges (7)	388		(28)	(30)	97		(20)	(6)
Pension mark-to-market adjustment (9)			(2)

Core performance measures	$4,547	39%	$1,567	$999	$4,710	41%	$1,625	$984

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months and Year Ended December 31, 2019 and 2018

(Unaudited; amounts in millions)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2019	2018	2019	2018

Cash flows from operating activities	$1,018	$939	$2,031	$2,919
Realized gains on translated earnings contracts	16	46	66	108
Translation gains (losses) on cash balances	53	(4)	(33)	(55)
Receipt of contingent consideration				196
Other adjustments	19		45

Adjusted cash flows from operating activities	$1,106	$981	$2,109	$3,168

© 2020 Corning Incorporated. All Rights Reserved.

Items which we exclude from GAAP measures to arrive at Core performance measures are as follows:

(1)

Constant-currency adjustment:  Because a significant portion of segment revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on core net income of translating these currencies into U.S. dollars.  Our Display Technologies segment sales and net income are primarily denominated in Japanese yen, but also impacted by the South Korean won, Chinese yuan, and new Taiwan dollar.  Beginning January 1, 2019, as our Environmental Technologies and Life Science segments sales and net income are impacted by the euro, Chinese yuan and Japanese yen, these segments will also be presented on a constant-currency basis.  We have not recast the prior periods for these two segments as the impact of fluctuations in these currencies are not material for prior periods.  Presenting results on a constant-currency basis mitigates the translation impact and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  We establish constant-currency rates based on internally derived management estimates which are closely aligned with the currencies we have hedged.

Constant-currency rates are as follows:
	Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Euro
	Rate	¥107	₩1,175	¥6.7	NT$31	€.81

(2)	Translation (gain) loss on Japanese yen-denominated debt: We have excluded the gain or loss on the translation of our yen-denominated debt to U.S. dollars.
(3)

Translated earnings contract (gain) loss:  We have excluded the impact of the realized and unrealized gains and losses of our Japanese yen, South Korean won, Chinese yuan and New Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our euro and British pound-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)

Discrete tax items and other tax-related adjustments:  For 2019, these include discrete period tax items such as changes in tax law, the impact of tax audits, changes in judgement about the realizability of certain deferred tax assets and other tax-related adjustments.  For 2018, this amount primarily relates to the preliminary IRS audit settlement offset by changes in judgment about the realizability of certain deferred tax assets.

(6)

Litigation, regulatory and other legal matters:  Includes amounts that reflect developments in commercial litigation, intellectual property disputes, adjustments to our estimated liability for environmental-related items and other legal matters.

(7)

Restructuring, impairment and other charges and credits:  This amount includes restructuring, impairment and other charges and credits, as well as other expenses, primarily accelerated depreciation and asset write-offs, which are not related to continuing operations and are not classified as restructuring expense.

(8)

Equity in (earnings) losses of affiliated companies:  These adjustments relate to costs not related to continuing operations of our affiliated companies, such as restructuring, impairment and other charges and settlements, or modifications, under “take-or-pay” contracts.

(9)

Pension mark-to-market adjustment:  Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

© 2020 Corning Incorporated. All Rights Reserved.